Exhibit 24

Power of Attorney

Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited, a Netherlands Antilles corporation (“the Corporation”), hereby appoints Simon Ayat, Howard Guild and Ellen Summer, and each of them, the attorney or attorneys of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more registration statements or amendments to registration statements heretofore filed (whether on Form S-8 or such other form as may be required), together with any and all necessary amendments (including post-effective amendments) or supplements thereto as may be necessary or appropriate, and any and all exhibits and other documents relating to said registration statements or amendments, with respect to the registration of 10,000,000 shares of common stock, par value $0.01 per share, of the Corporation to be offered and issued under the Schlumberger Limited 2008 Stock Incentive Plan. Said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys.

/s/ Simon Ayat	/s/ Adrian Lajous
Simon Ayat Executive Vice President and Chief Financial Officer	Adrian Lajous Director

/s/ Philippe Camus	/s/ Michael E. Marks
Philippe Camus Director	Michael E. Marks Director

/s/ Jamie S. Gorelick	/s/ Didier Primat
Jamie S. Gorelick Director	Didier Primat Director

/s/ Andrew Gould	/s/ Leo Rafael Reif
Andrew Gould Director Chairman and Chief Executive Officer	Leo Rafael Reif Director

/s/ Tony Isaac	/s/ Tore Sandvold
Tony Isaac Director	Tore Sandvold Director

/s/ Nikolay Kudryavtsev	/s/ Nicolas Seydoux
Nikolay Kudryavtsev Director	Nicolas Seydoux Director /s/ Linda G. Stuntz Linda G. Stuntz Director

Dated: April 17, 2008